UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2008

GMH COMMUNITIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-32290	201181390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Campus Boulevard

Newtown Square, Pennsylvania 19073

(Address of principal executive offices)

(610) 355-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 12, 2008, GMH Communities Trust (the “Company”) issued a press release announcing that it had entered into (i) a Securities Purchase Agreement with Balfour Beatty, Inc., relating to the sale of the Company’s military housing division, (ii) an Agreement and Plan of Merger relating to the acquisition of the Company, and its operating partnership, by American Campus Communities, Inc., and the other matters described therein. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information required by Item 1.01 will be filed in a separate Current Report on Form 8-K.

In addition, on February 12, 2008, the Company issued several written communications to its employees in the form of memoranda and summary Q&A materials, copies of which are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Number	Description

99.1	Press Release, dated February 12, 2008.

99.2	Written communications to employees issued on February 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMH COMMUNITIES TRUST.

Date: February 12, 2008	By:	/s/ Joseph M. Macchione
Joseph M. Macchione
Executive Vice President and General Counsel